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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ----------------------------


                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  TRITEL, INC.
                                  ------------

             (Exact name of registrant as specified in its charter)



     Delaware                             64-6896417
     ------------                         ----------
(State of incorporation or                (IRS employer identification no.)
 organization)


Tritel, Inc.                                                           39201
500 E. Capitol Street, Suite 500                                     ----------
Jackson, MS 39201                                                    (zip code)
------------------
(Address of principal executive
offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so              Name of each exchange on which each
registered                                class is to be registered

NONE                                      NONE

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Securities to be registered pursuant to Section 12(g) of the Act:

Class A common stock, par value $0.01 per share

Item 1.  Description of Registrant's Securities to be Registered.

     A description of the Class A common stock of the Registrant is set forth in the information provided under "Description of Capital Stock" in the Registrant's prospectus, dated November 26, 1999, forming a part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-91207) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on November 18, 1999, and such information is incorporated herein by reference. Such information shall be included in the final form of the prospectus included in the Form S-1 and filed under Rule 424(b) of the Securities Act.

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Item 2.  Exhibits.

     The following exhibits to the Registration Statement or to the Registrant's Registration Statement on Form S-4 as filed with the Commission on July 8, 1999 or amendments thereto (the "Form S-4 Registration Statement"), as indicated, are hereby incorporated by reference:

          (1)  Restated Certificate of Incorporation of Tritel, Inc. (Exhibit
               3.3 to Form S-4 Registration Statement).

          (2) By-Laws of Tritel, Inc. (Exhibit 3.4 to Form S-4 Registration Statement).

          (3) Form of Class A common stock certificate to be issued by Tritel, Inc. (Exhibit 4.1 to Registration Statement).

          (4) Stockholders' Agreement, dated as of January 7, 1999, by and among Tritel, Inc. and AT&T Wireless PCS LLC, the Cash Equity Investors and Management Shareholders named therein. (Exhibit
               10.1.1 to Form S-4 Registration Statement).

          (5) First Amendment to Stockholders' Agreement, dated as of August 27, 1999, by and among Tritel, Inc. and AT&T Wireless PCS LLC, the Cash Equity Investors and Management Shareholders named therein. (Exhibit 10.1.2 to Form S-4 Registration Statement).

          (6) Second Amendment to Stockholders' Agreement, dated as of September 1, 1999, by and among Tritel, Inc. and AT&T Wireless PCS LLC, the Cash Equity Investors and Management Shareholders named therein. (Exhibit 10.1.3 to Form S-4 Registration Statement).

          (7) Investors Stockholders' Agreement, dated as of January 7, 1999, by and among Tritel, Inc., Washington National Insurance Company, United Presidential Life Insurance Company, Dresdner Kleinwort Benson Private Equity Partners LP, Toronto Dominion Investors, Inc., Entergy Wireless Corporation, General Electric Capital Corporation, Triune PCS, LLC, FCA Venture Partners II, LP, Clayton Associates, LLC, Trillium PCS, LLC, Airwave Communications, LLC, Digital PCS, LLC, and the Stockholders named therein. (Exhibit 10.2 to Form S-4 Registration Statement).

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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    TRITEL, INC.
                                    (Registrant)



                                    By: /s/ E.B. Martin, Jr.
                                       ---------------------------
                                        Name:  E.B. Martin, Jr.
                                        Title: Executive Vice President
                                               Treasurer-Chief Financial Officer

December 9, 1999

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